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                                                                   EXHIBIT 23.1


                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



We consent to the use of our report dated February 4, 1994, included in the Annual Report on Form 10-K of Beverly Enterprises, Inc. for the year ended December 31, 1993, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A filed with the Securities and Exchange Commission as Amendment No. 1 to such Annual Report.





                                             /s/ ERNST & YOUNG


Little Rock, Arkansas
May 26, 1994